Exhibit 10.1

NOVATION AGREEMENT

NOVATION AGREEMENT dated as of November 27, 2007 (the “Agreement”), by and among GlobalSantaFe Corporation, a company incorporated under the laws of the Cayman Islands (the “Transferor”), Transocean Offshore Deepwater Drilling Inc., a Delaware corporation (the “Transferee”), and «NAME» (“Executive”). Words and expressions used in this Agreement and not defined shall have the meanings given to them in the Merger Agreement (as defined herein).

The parties hereto agree as follows:

1.                                       Effective immediately prior to the Effective Time, the Transferor agrees to transfer to the Transferee, and the Transferee agrees to assume, in substitution for the Transferor and as if the Transferee was named as the original party thereto, all the obligations and liabilities of the Transferor under the «AGMT» between «Counterparty» and Executive, «DATE» (the “Severance Agreement”), and Executive agrees and consents to such transfer and assumption on the terms set forth herein.

2.                                       Notwithstanding anything herein to the contrary, the Transferee acknowledges and agrees that the Merger constitutes a “change in control” for purposes of the Severance Agreement;

3.                                       The execution of this Agreement does not constitute a waiver or modification of any rights of the Executive under the Severance Agreement;

4.                                       Without in any way limiting the rights of the Executive under the Severance Agreement, the parties acknowledge and agree that any future change in control (defined substantially identically to the change in control definition of the Severance Agreement, substituting Transferee for the entity with respect to which a change in control is currently determined)  of Parent (as defined below) shall constitute a change in control for purposes of the Severance Agreement.

5.                                       For purposes of this Agreement, “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 21, 2007, as may be amended from time to time, by and among Transocean Inc., a company incorporated under the laws of the Cayman Islands (“Parent”), Transferor and Transocean Worldwide Inc., a company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent.

6.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its rules of conflicts of laws.

7.                                       This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBALSANTAFE CORPORATION

By:
Name:
Title:

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.

By:
Name:
Title:

«NAME»